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                     INDEPENDENT AUDITOR'S CONSENT

We do hereby consent to the use of our reports dated December 12, 2000 on the financial statements of Village XI Acquisition Corporation included in and made part of the registration statement of Village XI Acquisition Corporation dated February 22, 2001.

February 22, 2001

/s/ James E. Scheifley & Associates, P.C.
     Certified Public Accountant